November 1, 2011

To: Tom Snyder, Chairman of the Board, Enerl, Inc.

Cc: Elliot Fuhr, Audit Committee Chair, Enerl, Inc.
Cc: Nora Brownell, Governance Committee Chair, Enerl, Inc.
Cc: Nick Brunero, VP and General Counsel, Enerl, Inc.
Cc: Eddie Luedke, VP of Human Resources, Enerl, Inc.

Subject: Resignation

Dear Mr. Snyder,

Please accept this letter as notification of my resignation from the roles of Chief Executive Officer of Ener1, Inc., Chief Executive Officer of EnerDel, Inc., and Board Member of Ener1, Inc., effective immediately.

It is my intention to remain a full time employee of the company through November 13th in order to assist the company with a seamless transition to a new leadership team.

Sincerely,

Christopher L. Cowger